Rexford Industrial

Supplemental Financial Reporting Package.

First Quarter | 2017

11127

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statement of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13
Portfolio Data:
Portfolio Overview	14
Occupancy and Leasing Trends	15
Leasing Statistics	16-17
Top Tenants and Lease Segmentation	18
Capital Expenditure Summary	19
Properties and Space Under Repositioning	20-21
Current Year Acquisitions and Dispositions Summary	22
Guidance	23
Net Asset Value Components	24
Fixed Charge Coverage Ratio	25
Notes and Definitions	26-28
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward‐looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2016 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 23, 2017. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

First Quarter 2017 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Peter Schwab	Director
Tyler H. Rose	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Thomas J. Lesnick, CFA	(571) 633-8191
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
D.A Davidson	Barry Oxford	(212) 240-9871
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
National Securities Corporation	John R. Benda	(212) 417-8127
Stifel Nicolaus & Co.	John W. Guinee	(443) 224-1307
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Wunderlich Securities	Craig Kucera	(540) 277-3366
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

First Quarter 2017 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Financial Results:
Total rental revenues	$35,001	$34,449	$32,944	$30,497	$27,370
Net income	$5,721	$8,546	$3,061	$12,792	$1,477
Net income per common share - diluted	$0.06	$0.10	$0.03	$0.19	$0.02
Net Operating Income (NOI)	$25,779	$25,310	$23,966	$22,538	$19,827
Company share of Core FFO	$15,104	$15,048	$14,240	$13,920	$11,962
Core FFO per common share - diluted	$0.23	$0.23	$0.22	$0.22	$0.22
Company share of FFO	$14,733	$15,071	$13,874	$13,309	$12,123
FFO per common share - diluted	$0.22	$0.23	$0.21	$0.21	$0.22
Adjusted EBITDA	$22,292	$22,388	$20,622	$19,679	$17,074
Dividend declared per common share	$0.145	$0.135	$0.135	$0.135	$0.135
Portfolio Statistics:
Portfolio SF - consolidated	15,069,122	15,020,336	14,588,101	13,640,820	12,152,138
Ending occupancy - consolidated portfolio	88.9%	91.7%	89.7%	90.1%	88.1%
Leased percentage - consolidated portfolio	89.2%	91.8%	90.6%	90.3%	88.4%
Leasing spreads - GAAP	23.3%	16.1%	15.6%	23.5%	13.6%
Leasing spreads - cash	13.7%	5.9%	7.0%	11.0%	5.6%
Same Property Performance:
Same Property Portfolio SF	11,584,982	9,516,944	9,644,030	9,643,837	9,828,422
Total rental revenue growth	6.3%	7.8%	8.4%	5.3%	8.4%
Total property expense growth	4.6%	4.6%	8.9%	1.0%	8.7%
NOI growth	6.9%	9.1%	8.2%	6.9%	8.3%
Cash NOI growth	10.1%	9.1%	6.8%	9.1%	8.2%
Same Property Portfolio ending occupancy	90.1%	96.1%	93.7%	92.5%	91.7%
Stabilized Same Property Portfolio ending occupancy	96.0%	96.9%	96.3%	95.7%	95.1%
Same Property Portfolio occupancy growth (basis points) (2)	230 bps	310 bps	370 bps	350 bps	100 bps
Capitalization:
Common stock price at quarter end	$22.52	$23.19	$22.89	$21.09	$18.16
Common shares issued and outstanding	66,375,624	66,166,548	65,725,504	65,679,483	55,276,567
Total shares and units issued and outstanding at period end (3)	68,365,436	68,175,212	67,704,346	67,679,046	57,303,209
Weighted average shares outstanding	66,341,138	65,785,226	65,707,476	64,063,337	55,269,598
Total equity market capitalization	$1,629,590	$1,670,983	$1,639,752	$1,427,351	$1,040,626
Total consolidated debt	$512,504	$502,476	$502,776	$503,009	$445,611
Total combined market capitalization (net debt and equity)	$2,130,418	$2,157,934	$2,087,265	$1,901,183	$1,479,835
Ratios:
Net debt to total combined market capitalization	23.5%	22.6%	21.4%	24.9%	29.7%
Net debt to Adjusted EBITDA (quarterly results annualized)	5.6x	5.4x	5.4x	6.0x	6.4x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 26 and page 8 of this report, respectively.

(2)
Represents the year over year percentage point change in ending occupancy of the Same Property Portfolio for the reported period. See page 11 for a summary of our current period Same Property Portfolio and page 26 for a definition of Same Property Portfolio.

(3)
Includes the following number of OP Units held by noncontrolling interests: 1,948,144 (Mar 31, 2017), 1,966,996 (Dec 31, 2016), 1,978,842 (Sep 30, 2016), 1,999,563 (Jun 30, 2016) and 2,026,642 (Mar 31, 2016). Excludes the following number of shares of unvested restricted stock: 333,128 (Mar 31, 2017), 287,827 (Dec 31, 2016), 322,837 (Sep 30, 2016), 356,249 (Jun 30, 2016) and 380,861 (Mar 31, 2016). Current period excludes 241,691 unvested LTIP units and 514,998 unvested performance units granted during Q4-15 and Q4-16.

First Quarter 2017 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Assets
Land	$692,731	$683,919	$659,641	$605,694	$501,972
Buildings and improvements	816,912	811,614	778,066	745,968	667,675
Tenant improvements	39,595	38,644	36,687	33,873	30,305
Furniture, fixtures, and equipment	167	174	175	175	188
Construction in progress	21,792	17,778	23,300	23,714	17,662
Total real estate held for investment	1,571,197	1,552,129	1,497,869	1,409,424	1,217,802
Accumulated depreciation	(143,199)	(135,140)	(126,601)	(117,590)	(111,167)
Investments in real estate, net	1,427,998	1,416,989	1,371,268	1,291,834	1,106,635
Cash and cash equivalents	11,676	15,525	55,263	29,177	6,402
Restricted cash	6,537	—	—	17,979	—
Notes receivable	6,090	5,934	5,817	—	—
Rents and other receivables, net	2,921	2,749	2,633	3,010	2,939
Deferred rent receivable	12,793	11,873	10,913	9,585	8,670
Deferred leasing costs, net	9,279	8,672	8,064	6,531	6,001
Deferred loan costs, net	2,352	847	996	1,146	1,296
Acquired lease intangible assets, net(1)	33,050	36,365	38,093	37,789	28,802
Indefinite-lived intangible	5,156	5,170	5,215	5,271	5,271
Interest rate swap asset	5,657	5,594	—	—	48
Other assets	5,944	5,290	5,522	5,589	5,532
Acquisition related deposits	500	—	400	400	400
Investment in unconsolidated real estate entities	—	—	—	4,203	4,144
Total Assets	$1,529,953	$1,515,008	$1,504,184	$1,412,514	$1,176,140
Liabilities
Notes payable	$509,693	$500,184	$500,428	$500,608	$444,010
Interest rate swap liability	1,356	2,045	5,938	7,551	4,949
Accounts payable and accrued expenses	18,005	13,585	18,433	10,877	14,897
Dividends and distributions payable	10,008	9,282	9,214	9,212	7,814
Acquired lease intangible liabilities, net(2)	8,653	9,130	5,722	4,346	3,307
Tenant security deposits	15,311	15,187	14,946	13,769	11,995
Prepaid rents	4,785	3,455	3,945	3,367	2,667
Total Liabilities	567,811	552,868	558,626	549,730	489,639
Equity
Preferred stock, net ($90,000 liquidation preference)	86,651	86,651	86,664	—	—
Common stock	664	662	658	657	554
Additional paid in capital	912,047	907,834	898,354	897,991	723,074
Cumulative distributions in excess of earnings	(64,682)	(59,277)	(56,651)	(50,733)	(54,192)
Accumulated other comprehensive income (loss)	4,176	3,445	(5,764)	(7,328)	(4,728)
Total stockholders’ equity	938,856	939,315	923,261	840,587	664,708
Noncontrolling interests	23,286	22,825	22,297	22,197	21,793
Total Equity	962,142	962,140	945,558	862,784	686,501
Total Liabilities and Equity	$1,529,953	$1,515,008	$1,504,184	$1,412,514	$1,176,140

(1)	Includes net above-market tenant lease intangibles of $5,420 (March 31, 2017), $5,779 (December 31, 2016), $6,204 (September 30, 2016), $6,348 (June 30, 2016) and $5,818 (March 31, 2016).

(2)	Includes net below-market tenant lease intangibles of $8,479 (March 31, 2017), $8,949 (December 31, 2016), 5,533 (September 30, 2016), $4,149 (June 30, 2016) and $3,102 (March 31, 2016).

First Quarter 2017 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Revenues
Rental income	$29,614	$29,691	$28,285	$26,119	$23,499
Tenant reimbursements	5,155	4,579	4,467	4,119	3,558
Other income	232	179	192	259	313
Total Rental Revenues	35,001	34,449	32,944	30,497	27,370
Management, leasing, and development services	126	97	131	111	134
Interest income	227	231	228	—	—
Total Revenues	35,354	34,777	33,303	30,608	27,504
Operating Expenses
Property expenses	9,222	9,139	8,978	7,959	7,543
General and administrative	5,086	4,225	5,067	4,521	3,602
Depreciation and amortization	13,599	14,242	13,341	12,610	11,214
Total Operating Expenses	27,907	27,606	27,386	25,090	22,359
Other Expenses
Acquisition expenses	385	365	380	635	475
Interest expense	3,998	4,074	3,804	3,716	3,254
Total Other Expenses	4,383	4,439	4,184	4,351	3,729
Total Expenses	32,290	32,045	31,570	29,441	26,088
Equity in income from unconsolidated real estate entities	11	—	1,328	62	61
Loss on extinguishment of debt	(22)	—	—	—	—
Gains on sale of real estate	2,668	5,814	—	11,563	—
Net Income	5,721	8,546	3,061	12,792	1,477
Less: net income attributable to noncontrolling interest	(132)	(217)	(63)	(418)	(52)
Net income attributable to Rexford Industrial Realty, Inc.	5,589	8,329	2,998	12,374	1,425
Less: preferred stock dividends	(1,322)	(1,322)	(661)	—	—
Less: earnings allocated to participating securities	(91)	(79)	(70)	(75)	(78)
Net income attributable to common stockholders	$4,176	$6,928	$2,267	$12,299	$1,347

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.06	$0.11	$0.03	$0.19	$0.02
Net income attributable to common stockholders per share - diluted	$0.06	$0.10	$0.03	$0.19	$0.02

Weighted average shares outstanding - basic	66,341,138	65,785,226	65,707,476	64,063,337	55,269,598
Weighted average shares outstanding - diluted	66,626,239	66,079,935	67,985,177	64,304,713	55,416,947

First Quarter 2017 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended March 31,
	2017	2016
Rental Revenues
Rental income	$29,614	$23,499
Tenant reimbursements	5,155	3,558
Other income	232	313
Total Rental Revenues	35,001	27,370
Management, leasing, and development services	126	134
Interest income	227	—
Total Revenues	35,354	27,504
Operating Expenses
Property expenses	9,222	7,543
General and administrative	5,086	3,602
Depreciation and amortization	13,599	11,214
Total Operating Expenses	27,907	22,359
Other Expenses
Acquisition expenses	385	475
Interest expense	3,998	3,254
Total Other Expenses	4,383	3,729
Total Expenses	32,290	26,088
Equity in income from unconsolidated real estate entities	11	61
Loss on extinguishment of debt	(22)	—
Gains on sale of real estate	2,668	—
Net Income	5,721	1,477
Less: net income attributable to noncontrolling interest	(132)	(52)
Net income attributable to Rexford Industrial Realty, Inc.	5,589	1,425
Less: preferred stock dividends	(1,322)	—
Less: earnings allocated to participating securities	(91)	(78)
Net income attributable to common stockholders	$4,176	$1,347

First Quarter 2017 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net Income	$5,721	$8,546	$3,061	$12,792	$1,477
Add:
Depreciation and amortization	13,599	14,242	13,341	12,610	11,214
Depreciation and amortization from unconsolidated joint ventures	—	—	—	5	5
Deduct:
Gains on sale of real estate	2,668	5,814	—	11,563	—
Gain on acquisition of unconsolidated joint venture property	11	—	1,332	—	—
Funds From Operations (FFO)	16,641	16,974	15,070	13,844	12,696
Less: preferred stock dividends	(1,322)	(1,322)	(661)	—	—
Less: FFO attributable to noncontrolling interests(2)	(449)	(457)	(424)	(421)	(449)
Less: FFO attributable to participating securities(3)	(137)	(124)	(111)	(114)	(124)
Company share of FFO	$14,733	$15,071	$13,874	$13,309	$12,123

FFO per common share‐basic	$0.22	$0.23	$0.21	$0.21	$0.22
FFO per common share‐diluted	$0.22	$0.23	$0.21	$0.21	$0.22

FFO	$16,641	$16,974	$15,070	$13,844	$12,696
Adjust:
Legal fee reimbursements(4)	—	(389)	—	—	(643)
Acquisition expenses	385	365	380	635	475
Core FFO	17,026	16,950	15,450	14,479	12,528
Less: preferred stock dividends	(1,322)	(1,322)	(661)	—	—
Less: Core FFO attributable to noncontrolling interests(2)	(460)	(456)	(435)	(440)	(443)
Less: Core FFO attributable to participating securities(3)	(140)	(124)	(114)	(119)	(123)
Company share of Core FFO	$15,104	$15,048	$14,240	$13,920	$11,962

Core FFO per common share‐basic	$0.23	$0.23	$0.22	$0.22	$0.22
Core FFO per common share‐diluted	$0.23	$0.23	$0.22	$0.22	$0.22

Weighted-average shares outstanding-basic	66,341,138	65,785,226	65,707,476	64,063,337	55,269,598
Weighted-average shares outstanding-diluted(5)	66,626,239	66,079,935	65,994,173	64,304,713	55,416,947

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)	Noncontrolling interests represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than us.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Legal fee reimbursements relate to prior litigation of the Company. For more information, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K.

(5)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and operating partnership units if their effect is dilutive for the reported period.

First Quarter 2017 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Funds From Operations(2)	$16,641	$16,974	$15,070	$13,844	$12,696
Add:
Amortization of deferred financing costs	275	266	263	264	221
Net fair value lease revenue (expense)	(117)	(95)	(39)	60	(4)
Non-cash stock compensation	1,346	956	992	953	934
Straight line corporate office rent expense adjustment	(36)	(50)	(12)	(11)	(1)
Loss on extinguishment of debt	22	—	—	—	—
Deduct:
Preferred stock dividends	1,322	1,322	661	—	—
Straight line rental revenue adjustment(3)	956	1,095	1,395	922	1,095
Capitalized payments(4)	976	726	833	735	795
Note payable premium amortization	58	60	60	59	59
Recurring capital expenditures(5)	390	667	691	848	586
2nd generation tenant improvements and leasing commissions(6)	1,545	1,311	1,988	1,483	461
Unconsolidated joint venture AFFO adjustments	—	—	2	9	3
Adjusted Funds From Operations (AFFO)	$12,884	$12,870	$10,644	$11,054	$10,847

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $612, $873, $1,072, $767, and $848 for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively. The straight line rental revenue adjustment includes $245 of free rent under a license agreement at one of our properties for the three months ended March 31, 2016.

(4)	Includes capitalized interest, and leasing and construction development compensation.

(5)
Excludes nonrecurring capital expenditures of $5,388, $4,494, $7,030, $5,430, and $4,238 for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $569, $636, $1,407, $1,064 and $989 for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

First Quarter 2017 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDA and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Rental income	$29,614	$29,691	$28,285	$26,119	$23,499
Tenant reimbursements	5,155	4,579	4,467	4,119	3,558
Other income	232	179	192	259	313
Total Rental Revenues	35,001	34,449	32,944	30,497	27,370
Property Expenses	9,222	9,139	8,978	7,959	7,543
Net Operating Income (NOI)	$25,779	$25,310	$23,966	$22,538	$19,827
Net fair value lease revenue (expense)	(117)	(95)	(39)	60	(4)
Straight line rental revenue adjustment	(956)	(1,095)	(1,395)	(922)	(1,095)
Cash NOI	$24,706	$24,120	$22,532	$21,676	$18,728

EBITDA and Adjusted EBITDA

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net income	$5,721	$8,546	$3,061	$12,792	$1,477
Interest expense	3,998	4,074	3,804	3,716	3,254
Depreciation and amortization	13,599	14,242	13,341	12,610	11,214
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	—	—	—	5	5
EBITDA	$23,318	$26,862	$20,206	$29,123	$15,950
Stock-based compensation amortization	1,346	956	992	953	934
Gains on sale of real estate	(2,668)	(5,814)	—	(11,563)	—
Gain on sale of real estate from unconsolidated joint ventures	(11)	—	(1,332)	—	—
Loss on extinguishment of debt	22	—	—	—	—
Legal fee reimbursements(2)	—	(389)	—	—	(643)
Acquisition expenses	385	365	380	635	475
Pro forma effect of acquisitions(3)	(15)	521	376	567	358
Pro forma effect of dispositions(4)	(85)	(113)	—	(36)	—
Adjusted EBITDA	$22,292	$22,388	$20,622	$19,679	$17,074

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)	Legal fee reimbursements relate to prior litigation of the Company. For more information, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K.

(3)
Represents the estimated impact on EBITDA of Q1’17 acquisitions as if they had been acquired January 1, 2017, Q4’16 acquisitions as if they had been acquired October 1, 2016, Q3’16 acquisitions as if they had been acquired July 1, 2016, Q2’16 acquisitions as if they had been acquired April 1, 2016 and Q1’16 acquisitions as if they had been acquired January 1, 2016. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities as of the beginning of each period.

(4)
Represents the impact on Q1’17 EBITDA of Q1’17 dispositions as if they had been sold as of January 1, 2017, the impact on Q4’16 EBITDA of Q4’16 dispositions as if they had been sold as of October 1, 2016 and the impact on Q2’16 EBITDA of Q2’16 dispositions as if they had been sold as of April 1, 2016. See page 22 for a detail of current year disposition properties.

First Quarter 2017 Supplemental Financial Reporting Package	Page 10

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended March 31,
	2017	2016	$ Change	% Change
Rental income	$23,976	$22,781	$1,195	5.2%
Tenant reimbursements	3,950	3,517	433	12.3%
Other income	209	180	29	16.1%
Total rental revenues	28,135	26,478	1,657	6.3%
Property expenses	7,565	7,232	333	4.6%
Same property portfolio NOI	$20,570	$19,246	$1,324	6.9%
Straight-line rents	(683)	(1,099)	416	(37.9)%
Amort. above/below market leases	81	(6)	87	(1450.0)%
Same property portfolio Cash NOI	$19,968	$18,141	$1,827	10.1%

Same Property Portfolio Summary:

	Same Property Portfolio	Stabilized Same Property Portfolio(2)
Number of properties	115	108
Square Feet	11,584,982	10,872,177

Same Property Portfolio Occupancy:

	March 31, 2017		March 31, 2016		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio(2)
Occupancy:
Los Angeles County	93.3%	98.7%	88.9%	91.7%	440 bps	700 bps
Orange County	95.9%	96.9%	87.6%	88.5%	830 bps	840 bps
San Bernardino County	87.6%	87.6%	97.0%	97.0%	(940) bps	(940) bps
San Diego County	76.9%	95.4%	76.5%	94.9%	40 bps	50 bps
Ventura County	91.3%	91.3%	91.6%	91.6%	(30) bps	(30) bps
Total/Weighted Average	90.1%	96.0%	87.8%	92.4%	230 bps	360 bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)
Reflects the square footage and occupancy of our Same Property Portfolio adjusted for space aggregating 712,805 rentable square feet at seven of our properties that were classified as repositioning or lease-up as of March 31, 2017. For additional details, refer to pages 20-21 of this report.

First Quarter 2017 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of March 31, 2017

Description	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Common shares outstanding(1)	66,375,624	66,166,548	65,725,504	65,679,483	55,276,567
Operating partnership units outstanding(2)	1,989,812	2,008,664	1,978,842	1,999,563	2,026,642
Total shares and units outstanding at period end	68,365,436	68,175,212	67,704,346	67,679,046	57,303,209
Share price at end of quarter	$22.52	$23.19	$22.89	$21.09	$18.16
Common Stock and Operating Partnership Units - Capitalization	$1,539,590	$1,580,983	$1,549,752	$1,427,351	$1,040,626
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	—	—
Total Equity Market Capitalization	$1,629,590	$1,670,983	$1,639,752	$1,427,351	$1,040,626

Total Debt	$512,504	$502,476	$502,776	$503,009	$445,611
Less: Cash and cash equivalents	(11,676)	(15,525)	(55,263)	(29,177)	(6,402)
Net Debt	$500,828	$486,951	$447,513	$473,832	$439,209
Total Combined Market Capitalization (Net Debt and Equity)	$2,130,418	$2,157,934	$2,087,265	$1,901,183	$1,479,835

Net debt to total combined market capitalization	23.5%	22.6%	21.4%	24.9%	29.7%
Net debt to Adjusted EBITDA (quarterly results annualized)(4)	5.6x	5.4x	5.4x	6.0x	6.4x

(1)	Excludes the following number of shares of unvested restricted stock: 333,128 (Mar 31, 2017), 287,827 (Dec 31, 2016), 322,837 (Sep 30, 2016), 356,249 (Jun 30, 2016) and 380,861 (Mar 31, 2016).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unit holders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. Includes 41,668 vested LTIP Units and excludes 241,691 unvested LTIP Units and 514,998 unvested performance units.

(3)	Value based on 3,600,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(4)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

First Quarter 2017 Supplemental Financial Reporting Package	Page 12

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of March 31, 2017

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance	Maturity Date of Effective Swaps
Secured Debt:
$60M Term Loan	8/1/2019(2)	LIBOR + 1.90%	3.817%	$59,478	2/15/2019
Gilbert/La Palma	3/1/2031	5.125%	5.125%	2,874	--
12907 Imperial Highway	4/1/2018	5.950%	5.950%	5,152	--
Unsecured Debt:
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(4)	3.098%	100,000	12/14/2018
$350M Revolving Credit Facility(5)	2/12/2021(3)	LIBOR +1.10%(4)	2.083%	20,000	--
$225M Term Loan Facility(6)	1/14/2023	LIBOR +1.60%(4)	2.583%	225,000	--
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000	--
Total Consolidated:			3.188%	$512,504

(1)	Includes the effect of interest rate swaps effective as of March 31, 2017, and excludes the effect of discounts/premiums, deferred loan costs and the facility fee.

(2)	One additional one-year extension is available, provided that certain conditions are satisfied.

(3)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(4)
The applicable LIBOR margin will range from 1.10% to 1.50% for the revolving credit facility, 1.20% to 1.70% for the $100M term loan facility and 1.50% to 2.25% for the $225M term loan facility depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value, which is measured on a quarterly basis. As a result, the effective interest rate will fluctuate from period to period.

(5)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value, which is measured on a quarterly basis.

(6)
We have two interest rate swaps that will effectively fix this $225M term loan as follows: (i) $125M at 1.349% plus the applicable LIBOR margin from 2/14/18 to 1/14/22 and (ii) $100M at 1.406% plus the applicable LIBOR margin from 8/14/18 to 1/14/22.

Debt Composition:
Category	Avg. Term Remaining (yrs)(1)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed(2)	5.6	3.78%	3.78%	$267,504	52%
Variable(2)	5.6	LIBOR + 1.56%	2.54%	$245,000	48%
Secured	2.7		4.04%	$67,504	13%
Unsecured	6.1		3.06%	$445,000	87%

(1)	The weighted average remaining term to maturity of our consolidated debt is 5.6 years.

(2)	If all of our interest rate swaps were effective as of March 31, 2017, our consolidated debt would be 96% fixed and 4% variable. See footnote (6) above.

Debt Maturity Schedule:
Year	Secured(1)	Unsecured	Total	% Total	Effective Interest Rate
2017	$—	$—	$—	—%	—%
2018	5,152	—	5,152	1%	5.950%
2019	59,478	—	59,478	12%	3.817%
2020	—	—	—	—%	—%
2021	—	20,000	20,000	4%	2.083%
Thereafter	2,874	425,000	427,874	83%	3.119%
Total	$67,504	$445,000	$512,504	100%	3.188%

(1)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

First Quarter 2017 Supplemental Financial Reporting Package	Page 13

Portfolio Overview.
at 3/31/17	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				Leased %	Annualized Base Rent
Market	# Properties	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total Portfolio	Total (in 000’s)(2)	per SF
Central LA	4	387,310	—	387,310	93.9%	—%	93.9%	100.0%	100.0%	$3,690	$10.15
Greater San Fernando Valley	26	2,601,477	309,036	2,910,513	92.6%	64.0%	89.5%	98.4%	89.6%	25,177	$9.66
Mid-Counties	9	672,090	—	672,090	100.0%	—%	100.0%	100.0%	100.0%	6,358	$9.46
San Gabriel Valley	15	1,329,214	552,210	1,881,424	91.0%	72.9%	85.7%	99.2%	85.7%	12,282	$7.62
South Bay	13	961,479	133,925	1,095,404	93.5%	63.2%	89.8%	97.9%	89.8%	8,988	$9.14
Los Angeles County	67	5,951,570	995,171	6,946,741	93.3%	68.8%	89.8%	98.8%	90.2%	56,495	$9.06

North Orange County	6	528,256	345,756	874,012	97.2%	95.7%	96.6%	96.6%	96.7%	6,841	$8.11
OC Airport	8	511,419	243,371	754,790	91.9%	100.0%	94.5%	96.3%	94.7%	6,823	$9.56
South Orange County	3	46,178	283,280	329,458	100.0%	100.0%	100.0%	100.0%	100.0%	2,937	$8.91
West Orange County	3	285,777	207,953	493,730	100.0%	48.1%	78.1%	100.0%	78.1%	2,920	$7.57
Orange County	20	1,371,630	1,080,360	2,451,990	95.9%	88.6%	92.7%	97.5%	92.8%	19,521	$8.59

Inland Empire East	2	85,282	—	85,282	96.8%	—%	96.8%	96.8%	96.8%	554	$6.71
Inland Empire West	13	1,108,197	643,086	1,751,283	86.9%	100.0%	91.7%	91.7%	91.9%	11,071	$6.89
San Bernardino County	15	1,193,479	643,086	1,836,565	87.6%	100.0%	92.0%	92.0%	92.1%	11,625	$6.88

Ventura	12	1,144,550	455,864	1,600,414	91.3%	80.3%	88.1%	90.5%	88.7%	12,040	$8.54
Ventura County	12	1,144,550	455,864	1,600,414	91.3%	80.3%	88.1%	90.5%	88.7%	12,040	$8.54

Central San Diego	14	1,262,794	254,919	1,517,713	66.6%	97.3%	71.8%	95.2%	72.0%	12,371	$11.36
North County San Diego	7	584,258	54,740	638,998	96.5%	100.0%	96.8%	96.8%	96.8%	6,077	$9.83
South County San Diego	1	76,701	—	76,701	96.8%	—%	96.8%	96.8%	96.8%	696	$9.37
San Diego County	22	1,923,753	309,659	2,233,412	76.9%	97.8%	79.8%	95.8%	79.9%	19,144	$10.74
CONSOLIDATED TOTAL / WTD AVG	136	11,584,982	3,484,140	15,069,122	90.1%	84.8%	88.9%	96.4%	89.2%	$118,825	$8.87

(1)
Excludes space aggregating 1,170,845 square feet at 12 of our properties that were in various stages of repositioning or lease-up in connection with a completed repositioning as of March 31, 2017. See pages 20-21 for additional details on these properties.

(2)
Calculated for each property as monthly contracted base rent per the terms of the lease(s) at such property, as of March 31, 2017, multiplied by 12 and then aggregated by market. Excludes billboard and antenna revenue and rent abatements.

First Quarter 2017 Supplemental Financial Reporting Package	Page 14

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016	Mar 31, 2016
Occupancy:(1)
Los Angeles County	89.8%	92.1%	91.2%	90.6%	89.3%
Orange County	92.7%	96.1%	92.3%	91.8%	88.1%
San Bernardino County	92.0%	96.4%	96.1%	97.9%	96.7%
Ventura County	88.1%	92.3%	86.2%	91.8%	91.6%
San Diego County	79.8%	81.0%	79.5%	79.9%	77.2%
Total/Weighted Average	88.9%	91.7%	89.7%	90.1%	88.1%

Consolidated Portfolio SF	15,069,122	15,020,336	14,588,101	13,640,820	12,152,138

Leasing Activity:

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016	Mar 31, 2016
Leasing Activity (SF):(2)
New leases(3)	423,766	401,081	519,212	476,858	248,520
Renewal leases(3)	439,602	363,601	318,179	598,301	712,771
Gross leasing	863,368	764,682	837,391	1,075,159	961,291

Expiring leases	914,098	477,966	619,461	936,655	1,047,330
Expiring leases - placed into repositioning	334,689	—	—	—	23,745
Net absorption	(385,419)	286,716	217,930	138,504	(109,784)
Retention rate(4)	57%	76%	51%	64%	68%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016	Mar 31, 2016
GAAP Rent Change	23.3%	16.1%	15.6%	23.5%	13.6%
Cash Rent Change	13.7%	5.9%	7.0%	11.0%	5.6%

(1)	See page 14 for the occupancy by county of our total consolidated portfolio excluding repositioning space.

(2)	Excludes month-to-month tenants.

(3)	Renewal leasing activity for Q1’17 excludes relocation/expansions within Rexford’s portfolio totaling 77,738 rentable square feet, which are included as part of new leasing activity.

(4)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (3) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

First Quarter 2017 Supplemental Financial Reporting Package	Page 15

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
First Quarter 2017:
New	65	423,766	4.7
Renewal	74	439,602	3.3
Total/Weighted Average	139	863,368	4.0

Change in Annual Rental Rates for Current Quarter Leases
	GAAP Rent				Cash Rent
First Quarter 2017:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Average Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash
New(1)	$9.81	$7.42	32.2%	1.0	$9.55	$7.93	20.4%
Renewal	$10.41	$8.83	17.9%	0.6	$10.19	$9.30	9.6%
Total/Weighted Average	$10.16	$8.24	23.3%	0.8	$9.92	$8.73	13.7%

Uncommenced Leases by County:
Market	Leased SF	Uncommenced Leases Annualized Base Rent (in thousands)	Total Pro Forma Annualized Base Rent (in thousands)	Pro Forma Occupancy	Pro Forma Occupancy Excluding Repositioning	Pro Forma Annualized Base Rent per SF
Los Angeles County	26,574	$338	$56,834	90.2%	98.8%	$9.07
Orange County	2,487	29	19,550	92.8%	97.7%	$8.59
San Bernardino County	2,880	30	11,655	92.1%	92.1%	$6.89
San Diego County	2,800	41	19,185	79.9%	96.0%	$10.75
Ventura County	8,507	83	12,122	88.7%	91.1%	$8.54
Total/Weighted Average	43,248	$521	$119,346	89.2%	96.5%	$8.88

(1)
GAAP and cash rent statistics for new leases exclude 17 leases aggregating 107,205 rentable square feet for which there was no comparable lease data. Of these 17 excluded leases, two leases aggregating 35,618 rentable square feet relate to recently completed repositioning/lease-up projects. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or a increase or decrease in the leased square footage) or (v) lease terms shorter than six months.

First Quarter 2017 Supplemental Financial Reporting Package	Page 16

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule for Leases in Place as of March 31, 2017:

Year of Lease Expiration	# of Leases Expiring	Total Rentable SF	Annualized Base Rent (in thousands)	Annualized Base Rent per SF
Available	—	651,897	$—	$—
Current Repositioning(1)	—	982,269	—	$—
MTM Tenants	105	268,119	2,318	$8.64
2017	277	2,040,149	18,477	$9.06
2018	329	1,906,083	18,029	$9.46
2019	234	1,971,099	17,734	$9.00
2020	122	1,842,879	16,157	$8.77
2021	85	2,363,265	19,914	$8.43
2022	35	846,397	6,597	$7.79
2023	13	445,013	4,649	$10.45
2024	10	617,235	5,796	$9.39
2025	4	260,467	2,479	$9.52
2026	6	273,904	3,051	$11.14
Thereafter	7	600,346	4,145	$6.90
Total Portfolio	1,227	15,069,122	$119,346	$8.88

(1)	Represents space at nine of our properties that were classified as current repositioning as of March 31, 2017. See pages 20-21 for additional details on these properties.

First Quarter 2017 Supplemental Financial Reporting Package	Page 17

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased SF	% of Total Ann. Base Rent	Ann. Base Rent per SF	Lease Expiration
32 Cold, LLC	Central LA	149,157	1.7%	$13.21	3/31/2026(1)
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.6%	$5.95	6/30/2020
Triscenic Production Services, Inc.	Greater San Fernando Valley	255,303	1.6%	$7.38	3/31/2022(2)
Technicolor Home Entertainment Services, Inc.	Ventura	144,465	1.2%	$10.01	5/31/2018(3)
Valeant Pharmaceuticals International, Inc.	West Orange County	170,865	1.2%	$8.24	12/31/2019
Triumph Processing, Inc.	South Bay	164,662	1.1%	$8.23	5/31/2030
Heritage Bag Company	Inland Empire West	284,676	1.0%	$4.34	11/27/2030
Senior Operations, Inc.	Greater San Fernando Valley	130,800	1.0%	$9.41	11/30/2024
Cox Communications California, LLC	South Orange County	102,299	1.0%	$11.49	9/30/2021
Biosense Webster	San Gabriel Valley	89,920	1.0%	$12.99	10/31/2020(4)
Top 10 Total / Weighted Average		1,811,495	12.4%	$8.16

(1)	Includes (i) 78,280 rentable square feet expiring September 30, 2025, and (ii) 70,877 rentable square feet expiring March 31, 2026.

(2)	Includes (i) 38,766 rentable square feet expiring November 30, 2019, (ii) 147,318 rentable square feet expiring September 30, 2021, and (iii) 69,219 rentable square feet expiring March 31, 2022.

(3)
Includes (i) 107,965 rentable square feet expiring May 31, 2017, and (ii) 36,500 rentable square feet expiring May 31, 2018. We plan to reposition the 107,965 rentable square foot space in Q2-2017 after the tenant vacates. Please refer to page 21 for additional details.

(4)	Includes (i) 12,800 rentable square feet expiring September 30, 2017, (ii) 1,120 rentable square feet expiring September 30, 2019, and (iii) 76,000 rentable square feet expiring October 31, 2020.

Lease Segmentation by Size:

Square Feet	Number of Leases	Rentable SF	Leased %	Leased % Excluding Repositioning	Ann. Base Rent (in thousands)	% of Total Ann. Base Rent	Ann. Base Rent per SF
<4,999	804	1,834,518	92.2%	92.7%	$19,123	16.0%	$11.30
5,000 - 9,999	158	1,201,261	90.7%	94.9%	11,513	9.7%	$10.56
10,000 - 24,999	156	2,867,179	88.1%	94.4%	24,737	20.7%	$9.79
25,000 - 49,999	48	1,840,863	93.8%	96.0%	16,319	13.7%	$9.45
>50,000	61	7,325,301	87.4%	98.9%	47,654	39.9%	$7.45
Total / Weighted Average	1,227	15,069,122	89.2%	96.5%	$119,346	100.0%	$8.88

First Quarter 2017 Supplemental Financial Reporting Package	Page 18

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Three Months Ended March 31, 2017

	Amount	SF(1)	PSF
Tenant Improvements and Space Preparation:
New Leases‐1st Generation	$453	323,121	$1.40
New Leases‐2nd Generation	$483	364,195	$1.33
Renewals	$65	209,863	$0.31
Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$116	52,930	$2.19
New Leases‐2nd Generation	$835	321,393	$2.60
Renewals	$162	158,566	$1.02
Total Recurring Capex:
Recurring Capex	$390	15,072,955	$0.03
Recurring Capex % of NOI	1.5%
Recurring Capex % of Operating Revenue	1.1%
Nonrecurring Capex	$5,388	7,046,337	$0.76

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period. For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

First Quarter 2017 Supplemental Financial Reporting Package	Page 19

Properties and Space Under Repositioning. (1)
As of March 31, 2017	(unaudited results, in thousands, except square feet)

Repositioning Properties

						Estimated Construction Period		Costs Incurred
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repositioning/Lease-Up		Total Property Occ % 3/31/17	Same Property Portfolio	Start	Target Completion	Purchase Price	Repositioning	Cumulative Investment to date(2)	Projected Total Investment(3)	Actual Cash NOI 1Q-2017(4)		Est. Annual Stabilized Cash NOI(5)	Est. Period until Stabilized (months)(6)
CURRENT REPOSITIONING:
2535 Midway Drive Phase I (Central SD)	233,951	233,951		0%		4Q-2015	1Q-2018	$19,295	$1,184	$20,479	$48,453	$(70)		$3,330	23 - 25
2535 Midway Drive Phase II (Central SD)	139,793	139,793		0%		2Q-2018	3Q-2018	$—	$—	$—	$19,364	$0		$3,357	29 - 31
2535 Midway Drive - Total Phases I & II	373,744	373,744		0%	Y			$19,295	$1,184	$20,479	$67,817	$(70)		$6,687
14750 Nelson (San Gabriel Valley)	147,360	147,360	(7)	0%	N	3Q-2016	1Q-2018	$15,000	$222	$15,222	$26,743	$(25)		$1,774	17 - 23
301-445 Figueroa Street (South Bay) (8)	133,925	49,346		63%	N	4Q-2016	3Q-2017	$13,000	$585	$13,585	$16,258	$88		$1,128	12 - 15
3880 Valley Blvd. (San Gabriel Valley)	108,703	108,703		0%	Y	1Q-2017	3Q-2017	$9,631	$610	$10,241	$12,392	$(33)		$813	9 - 12
12131 Western Avenue (West OC)	207,953	107,953		48%	N	1Q-2017	2Q-2017	$27,000	$975	$27,975	$30,104	$14		$1,758	9 - 12
28903 Avenue Paine - Repositioning	111,346	111,346		0%		1Q-2017	1Q-2018	$17,060	$—	$17,060	$19,691	$(18)		$849	11 - 14
28903 Avenue Paine - Development	—	—		0%		1Q-2017	4Q-2018	$—	$—	$—	$9,275	$—		$966	24 - 27
28903 Avenue Paine (SF Valley)	111,346	111,346	(9)	0%	N	1Q-2017	4Q-2018	$17,060	$—	$17,060	$28,966	$(18)		$1,815	11 - 27
TOTAL/WEIGHTED AVERAGE	1,083,031	898,452		17%				$100,986	$3,576	$104,562	$182,280	$(44)	(10)	$13,975
LEASE-UP:
1601 Alton Pkwy. (OC Airport)	124,000	14,000		89%	Y	4Q-2014	2Q-2017	$13,276	$5,493	$18,769	$19,100	$256		$1,330	0 - 4
9401 De Soto Avenue (SF Valley)	150,831	150,831		0%	Y	2Q-2015	1Q-2016	$14,075	$2,696	$16,771	$16,992	$(92)		$1,165	0 - 6
679-691 S. Anderson St. (Central LA)	47,490	23,745		50%	Y	1Q-2016	3Q-2016	$6,490	$635	$7,125	$7,125	$1		$437	See note (11)
TOTAL/WEIGHTED AVERAGE	322,321	188,576		42%				$33,841	$8,824	$42,665	$43,217	$165	(10)	$2,932
FUTURE REPOSITIONING:
9615 Norwalk Blvd. (Mid-Counties) (12)	38,362	—		100%	Y	1Q-2018	1Q-2019	$9,642	$333	$9,975	$23,682	$182		$1,556	TBD

(1)	See page 26 for a definition of Properties and Space Under Repositioning.

(2)	Cumulative investment-to-date includes the purchase price of the property and subsequent costs incurred for nonrecurring capital expenditures.

(3)
Projected total investment includes the purchase price of the property and an estimate of total expected nonrecurring capital expenditures to be incurred on each repositioning project to reach completion.

(4)
Represents the actual cash NOI for each property for the three months ended March 31, 2017. For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(5)
Represents management’s estimate of each property’s cash NOI upon stabilization. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(6)
Represents the estimated remaining number of months, as of March 31, 2017, for the property to reach stabilization. Includes time to complete construction and lease-up the property. Actual number of months required to reach stabilization may vary materially from our estimates.

(7)
Represents the RSF of the existing acquired building. Upon completion, the property will be approximately 200,000 RSF, which reflects an increase in RSF from the construction of two additional buildings on the excess land.

(8)
The property located at 301-445 Figueroa has 14 units. The repositioning of this property will be completed in phases beginning with four units aggregating 49,346 RSF that are currently vacant. The estimated construction and stabilization periods presented above reflect completion of these four units as well as planned exterior work. The projected total investment and estimated annual stabilized Cash NOI presented above reflect the repositioning of all 14 units and exterior work.

(9)
Represents the RSF of the existing acquired building. Upon completion, the property will be approximately 224,000 RSF, which reflects an increase in RSF from the construction of one additional building on the excess land.

(10)
Actual NOI for the three months ended March 31, 2017, reflects the capitalization of $285 thousand of real estate property taxes and insurance for current repositioning and $5 thousand for lease-up properties, respectively. We will continue to capitalize real estate property taxes and insurance during the period in which construction is taking place to get each repositioning property ready for its intended use.

(11)	As of March 31, 2017, property is 100% leased.

(12)
9615 Norwalk has 10.26 acres of partially paved storage yard/industrial land that is currently under a MTM lease and generating $85 thousand per month in short term base rent. The current projected total investment and estimated stabilized cash NOI reflects the construction and lease-up of a new approximately 200,000 RSF building.

First Quarter 2017 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning (Continued). (1)
As of March 31, 2017	(unaudited results, in thousands, except square feet)

Repositioning Space

				Estimated Construction Period		Costs Incurred
Property (Submarket)	Property Rentable Square Feet	Space Under Repositioning	Same Property Portfolio	Start	Target Completion	Repositioning	Projected Total Investment(2)	Total Property Occ % 3/31/17	Actual Cash NOI 1Q-2017(3)		Est. Annual Stabilized Cash NOI(4)	Est.Period until Stabilized (months)(5)
CURRENT REPOSITIONING:
228th Street (South Bay)(6)	89,236	23,749	Y	1Q-2016	3Q-2017	$1,100	$1,550	66%	$(4)		$207	4 - 8
18118 - 18120 S. Broadway St. (South Bay)(8)	78,183	18,033	Y	1Q-2017	2Q-2017	$29	$412	77%	$(6)		$138	3 - 6
3233 Mission Oaks Blvd. (Ventura)(9)	455,864	42,035	N	1Q-2017	3Q-2017	$72	$947	80%	$(5)		$249	8 - 11
TOTAL	623,283	83,817				$1,201	$2,909		$(15)	(7)	$594
FUTURE REPOSITIONING:
3233 Mission Oaks Blvd. (Ventura)(10)	455,864	—	N	2Q-2017	1Q-2018	$106	$5,354	80%	$212		$852	TBD

Completed and Leased Repositionings

Property (Submarket)		Rentable Square Feet				Stabilized Period				Stabilized Yield
7110 Rosecrans Ave. (South Bay)		73,439				2Q-2015				7.9%
7900 Nelson Rd. (SF Valley)		202,905				4Q-2015				6.6%
605 8th Street (SF Valley)		55,715				4Q-2015				6.8%
24105 Frampton Ave. (South Bay)		49,841				3Q-2016				7.0%
12247 Lakeland Rd. (Mid-Counties)		24,875				3Q-2016				6.4%
2610 & 2701 S. Birch St. (OC Airport)		98,230				4Q-2016				7.1%
15140 & 15148 Bledsoe St. (SF Valley)		133,356				4Q-2016				N/A(11)
TOTAL/WEIGHTED AVERAGE		638,361								6.8%

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)	Projected total investment represents the estimated nonrecurring capital expenditures to be incurred on each repositioning project to reach completion.

(3)
Represents the actual cash NOI for the repositioning space for the three months ended March 31, 2017. For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(4)
Based on current management estimates. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(5)
Represents the estimated remaining number of months, as of March 31, 2017, for the space to reach stabilization. Includes time to complete construction and lease-up the space. Actual number of months required to reach stabilization may vary materially from our estimates.

(6)
The property located at 228th Street includes eight buildings, of which three buildings aggregating 23,749 RSF were under repositioning as of March 31, 2017. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only these three buildings.

(7)
Actual NOI for the three months ended March 31, 2017, reflects the capitalization of $16 thousand of real estate property taxes and insurance for repositioning space. We will continue to capitalize real estate property taxes and insurance during the period in which construction is taking place to get each repositioning space ready for its intended use.

(8)
The property located at 18118-18120 S. Broadway includes three building, of which one building with 18,033 RSF was under repositioning as of March 31, 2017. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of this one building.

(9)
As of March 31, 2017, we are repositioning 42,035 RSF at this property. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of this space.

(10)
We plan to reposition 107,965 RSF of warehouse space at this property when the current tenant vacates in 2Q-2017. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of this space.

(11)	We are unable to provide a meaningful stabilized yield for this completed project as this was a partial repositioning (72,000 RSF) of a larger property.

First Quarter 2017 Supplemental Financial Reporting Package	Page 21

Current Year Acquisitions and Dispositions Summary.
(unaudited results, data represents consolidated portfolio only)

2017 Acquisitions

Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at March 31, 2017
2/17/2017	28903 Avenue Paine	Los Angeles	Greater San Fernando Valley	111,346	$17.06	—%	—%

2017 Dispositions

Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Reason for Selling
3/31/2017	9375 Archibald Avenue	San Bernardino	Inland Empire West	62,677	$6.88	Investor Sale

First Quarter 2017 Supplemental Financial Reporting Package	Page 22

Guidance.

2017 REMAINING OUTLOOK

METRIC	2017 GUIDANCE / ASSUMPTIONS
Core FFO (1)	$0.91 to $0.94 per share (2)
Same Property Portfolio NOI Growth	6.0% to 8.0% (3)
Year-End 2017 Same Property Portfolio Occupancy (4)	93.0% to 95.0% (5)
Year-End 2017 Stabilized Same Property Portfolio Occupancy (4)	96.0% to 98.0% (5)
General and Administrative Expenses	$20.0 million to $20.5 million (6)

(1)
Our Core FFO guidance refers only to the Company's in-place portfolio as of March 31, 2017, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year.

(2)
The Company does not provide a reconciliation for its guidance range of Core FFO per diluted share to net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is impractical to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per diluted share, including, for example, acquisition costs, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Core FFO per diluted share would imply a degree of precision as to its forward-looking net income available to common stockholders per diluted share that would be confusing or misleading to investors.

(3)
Our 2017 guidance for Same Property Portfolio NOI growth includes an estimated $3.4 million impact on NOI from the completion and lease-up of all 2017 Same Property Portfolio properties identified on pages 20-21.

(4)
Our 2017 Same Property Portfolio is a subset of our consolidated portfolio and consists of 115 properties aggregating 11,584,982 rentable square feet that were wholly-owned by us as of January 1, 2016, and still owned by us as of March 31, 2017. Our 2017 Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at seven of our properties aggregating 712,805 rentable square feet that will be in various stages of repositioning (current and future) and lease-up in connection with completed repositioning during 2017. See pages 20-21 for additional details on these seven properties.

(5)	As of December 31, 2016, the occupancy of our 2017 Same Property Portfolio was 91.88% and the occupancy of our 2017 Stabilized Same Property Portfolio was 96.88%.

(6)	Our general and administrative expense guidance includes estimated non-cash equity compensation expense of $5.1 million.

First Quarter 2017 Supplemental Financial Reporting Package	Page 23

Net Asset Value Components.
At 3/31/2017	(unaudited and in thousands, except share data)

Net Operating Income

ProForma Net Operating Income (NOI)(1)	Three Months Ended March 31, 2017
Total operating revenues	$35,001
Property operating expenses	(9,222)
Pro forma effect of uncommenced leases(2)	50
Pro forma effect of dispositions(3)	(85)
Pro forma NOI effect of properties and space under repositioning(4)	4,476
ProForma NOI	30,220
Fair value lease revenue	(117)
Straight line rental revenue adjustment	(956)
ProForma Cash NOI	$29,147

Balance Sheet Items

Other assets and liabilities	March 31, 2017
Cash and cash equivalents	$11,676
Restricted cash	6,537
Notes receivable	6,090
Rents and other receivables, net	2,921
Other assets	5,944
Acquisition related deposits	500
Accounts payable, accrued expenses and other liabilities	(18,005)
Dividends payable	(10,008)
Tenant security deposits	(15,311)
Prepaid rents	(4,785)
Total other assets and liabilities	$(14,441)

Debt and Shares Outstanding

Total consolidated debt(5)	$512,504
Preferred stock - liquidation preference	90,000

Common shares outstanding(6)	66,375,624
Operating partnership units outstanding(7)	1,989,812
Total common shares and operating partnership units outstanding	68,365,436

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 26 of this report.

(2)	Represents the estimated incremental base rent from uncommenced leases as if they had commenced as of January 1, 2017.

(3)	Represents the actual Q1’17 NOI for properties sold during the current quarter. See page 22 for a detail of current year disposition properties.

(4)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning or lease-up as of March 31, 2017, assuming that all repositioning work had been completed and all of the properties/space were fully stabilized as of January 1, 2017. See pages 20-21 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of January 1, 2017.

(5)	Excludes net deferred loan fees and net loan premium aggregating $2.8 million.

(6)	Represents outstanding shares of common stock of the Company, which excludes 333,128 shares of unvested restricted stock.

(7)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 41,668 vested LTIP Units.

First Quarter 2017 Supplemental Financial Reporting Package	Page 24

Fixed Charge Coverage Ratio.
at 3/31/17	(unaudited and in thousands)

For the Three Months Ended
March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
EBITDA(1)	$23,318	$26,862	$20,206	$29,123	$15,950
Cash distributions from unconsolidated joint ventures	—	(8)	(4)	75	74
Fair value lease expense	(117)	(95)	(39)	60	(4)
Non‐cash stock compensation	1,346	956	992	953	934
Straight line corporate office rent expense adjustment	(36)	(50)	(12)	(11)	(1)
Gains on sale of real estate	(2,668)	(5,814)	—	(11,563)	—
Loss on extinguishment of debt	22	—	—	—	—
Straight line rental revenue adjustment	(956)	(1,095)	(1,395)	(922)	(1,095)
Capitalized payments	(510)	(388)	(400)	(292)	(356)
Recurring capital expenditures	(390)	(667)	(691)	(848)	(586)
2nd generation tenant improvements and leasing commissions	(1,545)	(1,311)	(1,988)	(1,483)	(461)
Unconsolidated joint venture AFFO adjustments	—	—	(2)	(9)	(3)
Cash flow for fixed charge coverage calculation	18,464	18,390	16,667	15,083	14,452
Cash interest expense calculation detail:
Interest expense	3,998	4,074	3,804	3,716	3,254
Capitalized interest	466	338	433	443	439
Note payable premium amortization	58	60	60	59	59
Amortization of deferred financing costs	(275)	(266)	(263)	(264)	(221)
Cash interest expense	4,247	4,206	4,034	3,954	3,531
Scheduled principal payments	301	300	234	102	88
Preferred stock dividends	1,322	1,322	661	—	—
Fixed charges	$5,870	$5,828	$4,929	$4,056	$3,619

Fixed Charge Coverage Ratio	3.1	x	3.2	x	3.4	x	3.7	x	4.0	x

(1)
For a definition and discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 26 and page 8 of this report, respectively.

First Quarter 2017 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

Adjusted Funds from Operations (AFFO): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
Annualized Base Rent: Calculated for each lease as the latest monthly contracted base rent per the terms of such lease multiplied by 12. Excludes billboard and antenna revenue and rent abatements.
Capital Expenditures, Non-recurring: Expenditures made in respect of a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, or capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made in respect of a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance or replacement of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; or (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds From Operations (Core FFO): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal expenses or reimbursements related to prior litigation. For more information on prior litigation, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Debt Covenants ($ in thousands):

		Mar 31, 2017
	Covenant	Amended Credit Facility and $225M Term Loan	$100M Senior Notes	Dec 31, 2016	Sep 30, 2016
Maximum Leverage Ratio	less than 60%	30.9%	38.4%	38.1%	40.2%
Maximum Secured Leverage Ratio	less than 45%	4.0%	4.2%	4.9%	5.3%
Maximum Secured Recourse Debt	less than 15%	—%	—%	—%	—%
Minimum Tangible Net Worth	$770,506	$1,075,788	n/a	n/a	n/a
Minimum Tangible Net Worth	$789,104	n/a	$1,075,788	$1,034,000	$1,014,321
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	3.90 to 1.00	3.70 to 1.00	3.30 to 1.00	3.40 to 1.00
Unencumbered Leverage Ratio	less than 60%	30.1%	31.9%	31.2%	31.7%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.75 to 1.00	3.44 to 1.00	3.58 to 1.00	3.41 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDA and Adjusted EBITDA: EBITDA is calculated as earnings (net income) before interest expense, tax expense and depreciation and amortization, including our proportionate share from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDA the following items: (i) non-cash stock based compensation expense, (ii) gains on sale of real estate (including our proportionate share from our unconsolidated joint venture), (iii) gain (loss) on extinguishment of debt, (iv) legal fee reimbursements related to prior litigation, (v) acquisition expenses and (vi) the pro-forma effects of acquisitions and dispositions. We believe that EBITDA and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDA and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDA and Adjusted

First Quarter 2017 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (NOI): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced as the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iiI) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the acquisitions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a property to be stabilized once it reaches 95% occupancy.
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude properties under repositioning, short-term leases, and space that has been vacant for over one year.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatement, on new leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude properties under repositioning, short‐term leases, and space that has been vacant for over one year.
Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2016, and still owned by us as of March 31, 2017. The Company’s computation of same property performance may not be comparable to other REITs.
Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at properties that were in various stages of repositioning or lease-up in connection with a completed repositioning.
Uncommenced Leases: Reflects signed leases that have not yet commenced as of the reporting date.

First Quarter 2017 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Net Income	$5,721	$8,546	$3,061	$12,792	$1,477
Add:
General and administrative	5,086	4,225	5,067	4,521	3,602
Depreciation and amortization	13,599	14,242	13,341	12,610	11,214
Acquisition expenses	385	365	380	635	475
Interest expense	3,998	4,074	3,804	3,716	3,254
Loss on extinguishment of debt	22	—	—	—	—
Subtract:
Management, leasing, and development services	126	97	131	111	134
Interest income	227	231	228	—	—
Equity in income from unconsolidated real estate entities	11	—	1,328	62	61
Gains on sale of real estate	2,668	5,814	—	11,563	—
NOI	$25,779	$25,310	$23,966	$22,538	$19,827
Net fair value lease revenue (expense)	(117)	(95)	(39)	60	(4)
Straight line rental revenue adjustment	(956)	(1,095)	(1,395)	(922)	(1,095)
Cash NOI	$24,706	$24,120	$22,532	$21,676	$18,728

Reconciliation of Same Property Portfolio Cash NOI and Same Property Portfolio NOI to Net Income (in thousands):

	Three Months Ended March 31,
	2017	2016	$ Change	% Change
Same property portfolio cash NOI	$19,968	18,141
Straight-line rents	683	1,099
Amort. above/below market leases	(81)	6
Same property portfolio NOI	$20,570	$19,246	$1,324	6.9%
Non-comparable property operating revenues	6,866	892
Non-comparable property expenses	(1,657)	(311)
Total consolidated portfolio NOI	$25,779	$19,827	$5,952	30.0%
Add:
Management, leasing and development services	126	134
Interest income	227	—
Equity in income from unconsolidated real estate entities	11	61
Gains on sale of real estate	2,668	—
Deduct:
General and administrative	5,086	3,602
Depreciation and amortization	13,599	11,214
Acquisition expenses	385	475
Interest expense	3,998	3,254
Loss on extinguishment of debt	22	—
Net income	$5,721	$1,477	$4,244	287.3%

First Quarter 2017 Supplemental Financial Reporting Package	Page 28